Exhibit 99.3

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Valley National Bancorp (“Valley”) and USAmeriBancorp, Inc. (“USAB”) and has been prepared to illustrate the financial effect of the merger of USAB with and into Valley. The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of Valley and its subsidiaries and USAB and its subsidiaries, as an acquisition by Valley of USAB using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of USAB are recorded by Valley at their respective fair values as of the date the merger is completed. The unaudited pro forma condensed combined balance sheet gives effect to the transaction as if the transaction had occurred on December 31, 2017. The unaudited pro forma condensed combined income statements for the year ended December 31, 2017 give effect to the transaction as if the transaction had become effective at January 1, 2017.

These unaudited pro forma condensed combined financial statements reflect the merger of USAB with and into Valley based upon estimated preliminary acquisition accounting adjustments. Actual adjustments will be made as of the effective date of the merger and, therefore, may differ from those reflected in the unaudited pro forma condensed combined financial information. The fair values are estimates as of the date hereof and actual amounts are still in the process of being finalized. Fair values are subject to refinement for up to one year after the closing date as additional information regarding the closing date fair values becomes available.

The unaudited pro forma condensed combined financial statements included herein are presented for informational purposes only and do not necessarily reflect the financial results of the combined company had the companies actually been combined at the beginning of the period presented. The adjustments included in these unaudited pro forma condensed financial statements are preliminary and may be revised. This information also does not reflect the benefits of the expected cost savings and expense efficiencies, opportunities to earn additional revenue, potential impacts of current market conditions on revenues, or asset dispositions, among other factors, and includes various preliminary estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be attained in the future.

VALLEY NATIONAL BANCORP

CONSOLIDATED PRO FORMA STATEMENT OF FINANCIAL CONDITION (Unaudited)

(in thousands)

	December 31, 2017
	Valley	USAB
	Historical	Historical	Adjustments		Pro Forma

Assets

Cash and interest bearing deposits with banks	$416,110	$156,614	$(2)		$572,722

Investment securities	3,336,596	521,783	818	(1)	3,859,197

Loans held for sale, at fair value	15,119	-	-		15,119

Loans	18,331,580	3,810,170	(65,648)	(2)	22,076,102

Less: Allowance for loan losses	(120,856)	(42,049)	42,049		(120,856)

Net loans	18,210,724	3,768,121	(23,599)		21,955,246

Goodwill	690,637	6,447	381,921	(3)	1,079,005

Other intangible assets, net	42,507	5,310	40,596	(4)	88,413

Other assets	1,290,613	211,704	9,718	(5)	1,512,035

Total Assets	$24,002,306	$4,669,979	$409,452		$29,081,737

Liabilities

Deposits:

Non-interest bearing	$5,224,928	$887,083	$-		$6,112,011

Interest bearing	12,928,534	2,674,253	3,507	(6)	15,606,294

Total deposits	18,153,462	3,561,336	3,507		21,718,305

Borrowings	3,106,221	743,050	7,460	(7)	3,856,731

Other liabilities	209,458	21,485	5,363	(8)	236,306

Total Liabilities	21,469,141	4,325,871	16,330		25,811,342

Shareholders’ Equity

Preferred equity	209,691	-	-		209,691

Common equity	2,323,474	344,108	393,122	(9)	3,060,704

Total Shareholders’ Equity	2,533,165	344,108	393,122		3,270,395

Total Liabilities and Shareholders’ Equity	$24,002,306	$4,669,979	$409,452		$29,081,737

VALLEY NATIONAL BANCORP

CONSOLIDATED PRO FORMA STATEMENT OF INCOME (Unaudited)

(in thousands, except for share data)

	For the Year Ended December 31, 2017
	Valley	USAB
	Historical	Historical	Adjustments		Pro Forma
Interest Income
Interest and fees on loans	$742,739	$158,879	$1,219	(10), (14)	$902,837
Interest and dividends on investment securities	97,887	14,110	2,318	(11)	114,315
Other interest income	1,793	1,989	-		3,782

Total interest income	842,419	174,978	3,537		1,020,934

Interest Expense
Interest on deposits	97,846	21,657	484	(12)	119,987
Interest on borrowings	76,261	10,458	58	(13)	86,777

Total interest expense	174,107	32,115	542		206,764

Net Interest Income	668,312	142,863	2,995		814,170
Provision for credit losses	9,942	850	(850)		9,942

Net Interest Income After Provision for Credit Losses	658,370	142,013	3,845		804,228

Non-Interest Income
Trust and investment services	11,538	-	-		11,538
Insurance commissions	18,156	-	-		18,156
Service charges on deposit accounts	21,529	6,199	-		27,728
Gains on sales of loans, net	20,814	2,061	-		22,875
Other	31,404	10,935	(5,551)	(14), (16)	36,788

Total non-interest income	103,441	19,195	(5,551)		117,085

Non-Interest Expense
Salary and employee benefits expense	254,569	51,996	-		306,565
Net occupancy and equipment expense	92,243	9,262	-		101,505
FDIC insurance assessment	19,821	2,781	-		22,602
Amortization of other intangible assets	10,016	1,234	7,313	(15)	18,563
Amortization of tax credit investments	41,747	-	225	(16)	41,972
Other	90,677	29,697	(86)	(17)	120,288

Total non-interest expense	509,073	94,970	7,452		611,495

Income Before Income Taxes	252,738	66,238	(9,158)		309,818
Income tax expense	90,831	25,885	(3,819)	(18)	112,897

Net Income	$161,907	$40,353	$(5,339)		$196,921
Dividends on preferred stock	9,446	800	-		10,246

Net Income Available to Common Shareholders	$152,461	$39,553	$(5,339)		$186,675

Earnings Per Common Share:
Basic	$0.58	$3.83	$-		$0.57
Diluted	$0.58	$3.79	$-		$0.57
Weighted Average Number of Common Shares Outstanding:
Basic	264,038,123	10,324,376	52,654,318		327,016,817
Diluted	264,889,007	10,445,027	53,269,638		328,603,672

Notes to Pro Forma Combined Condensed Consolidated Financial Statements (Unaudited)

1.	Adjustment to reflect the estimated fair value of acquired investment securities.
2.	Adjustment to reflect acquired loans at their estimated fair values.
3.	Adjustment to reflect approximately $388.4 million of preliminary estimated goodwill from this business transaction and eliminate USAB’s goodwill.
4.	Adjustments to reflect approximately $44.6 million of core deposit intangibles at their preliminary estimated fair value and eliminate USAB’s intangible assets.
5.	Includes a conformity adjustment of $7.0 million to align with Valley’s gross presentation of derivatives eligible for offsetting in the consolidated balance sheet, and the net deferred tax assets adjustment due to the business combination.
6.	Adjustment to reflect the preliminary estimate of fair value on interest-bearing deposits.
7.	Adjustment to reflect the preliminary estimate of fair value on borrowings.
8.	Includes a conformity adjustment of $7.0 million to align with Valley’s gross presentation of derivatives eligible for offsetting in the consolidated balance sheet.
9.	Adjustment primarily reflects the elimination of USAB’s stockholders’ equity and the issuance of Valley common stock in the merger.
10.	Yield adjustment for interest income on loans totaling $(3.9) million.
11.	Yield adjustment for interest income on investments totaling $2.3 million.
12.	Yield adjustment for interest income on interest-bearing deposits totaling $484 thousand.
13.	Yield adjustment for expense on borrowings totaling $58 thousand.
14.	Includes a conformity adjustment of approximately $5.1 million to align with Valley’s presentation for derivative swap fees executed with commercial loan borrowers within interest and fees on loans.
15.	Adjustment reflects the net increase in amortization of other intangible assets from the acquired other intangible assets.
16.	Includes a conformity adjustment of $225 thousand to align with Valley’s presentation for amortization of tax credits within non-interest expense.
17.	Represents the elimination of USAB’s provision for unfunded lending commitments.
18.	Represents income tax expense on the pro-forma adjustments at the estimated rate of 41.7%.

The Valley and USAB historical operating results for the year ended December 31, 2017 include merger related expenses totaling $2.6 million and $10.7 million, respectively, within non-interest expense. Valley expects to incur additional estimated merger expenses of approximately $11.7 million (net of $4.1 million of taxes) which are excluded from the pro forma financial statements. It is expected that these costs will be recognized during 2018. Valley’s cost estimates are forward-looking. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs.

4